Exhibit 10.9

THIS AGREEMENT is made on 14th May, 2014

BETWEEN

(1)	Clone Algo Pte. Ltd. a company incorporated in Singapore having its registered office at 1 Changi North Street 1, Singapore -498789 (the “Company”);

(2)	Ravi Ramakrishna, Passport No. H1511696 residing at The Plaza, 7500 Beach Road, #26-309, Singapore -199590 (the “Employee”)

IT IS AGREED as follows:

1.	Appointment			2.1.2	faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him/her;
1.1	The Company appoints the Employee and the Employee agrees to serve as CMO of the Company.			2.1.3	abide by the Memorandum and Articles of Association of the Company and obey all lawful and reasonable directions of the Board;
1.2	As CMO of the Company, the Employee shall have authority to enter into contractual obligations on behalf of the Company with prior approval of Management.			2.1.4	use his/her best endeavours to promote the interests of the Company;
1.3	Except as provided in Clause 1.2 above, the Employee shall have no authority to enter into contractual obligations on behalf of or otherwise bind the Company. In particular (but without limitation), the Employee shall have no authority to and shall not:			2.1.5	keep the Board promptly and fully informed (in writing if so requested) of his/her conduct of the business or affairs of the Company and provide such explanations as the Board may require;
	1.3.1	pledge the credit of the Company;		2.1.6
not at any time make any untrue or misleading statement relating to the Company or any corporation having an ordinary share capital of which not less than 50 per cent is owned directly or indirectly by the Company or its holding company (if any) (each a “Group Company”).

	1.3.2	enter into any guarantee or indemnity on behalf of the Company; or
	1.3.3	otherwise incur any financial or other liabilities on behalf of the Company.	3.	Remuneration
1.4	The appointment shall commence on 14th May, 2014 and shall continue (subject to earlier termination as provided in this Agreement) until terminated by either party giving to the other not less than one month prior notice.		3.1
During her appointment the Company shall pay to the Employee S$7,500 per month as salary. Each and every month, the Employee CPF contribution will be deducted from salary and paid to the CPF Board together with Employer CPF contribution. The Employee’s and Employers CPF contributions will be made in accordance with the relevant statutory provisions.

1.5	The First 3 months of the employment relationship shall be regarded as a probationary period,
1.6	The Employee warrants that by virtue of entering into this Agreement he/she will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding upon him/her.		3.2	During her appointment the Company shall pay to the Employee commissions on sales effected by the employee of the Company’s products and services calculated in the manner described in Schedule 2.
			3.3	Such commission shall be calculated and paid monthly in arrears within 14 days after the end of each month.
2.	Duties of the Employee		3.4	The Employee’s salary will be paid monthly on the 7th day of every month.
2.1	The Employee shall at all times during the continuance of his/her employment under this Agreement:		3.5	The Employee will be notified in writing of any change to his/her salary.
	2.1.1	devote so much of his/her time, attention and ability as is reasonably required to the duties of his/her appointment;

4.	Employee Share Option Scheme	10.	Termination of agreement

4.1	The Employee shall be entitled to participate in the Company’s Employee Share Option Scheme on such terms and subject to such conditions as the Board may determine from time to time.	10.1	The Company may by notice terminate this Agreement with immediate effect if the Employee:
5.	Working Hours		10.1.1
commits any act of gross misconduct or repeats or continues (after written warning) any other serious breach of his obligations under this Agreement or the Intellectual Property, Confidentiality and Non-Competition Deed; or

5.1	The Employee is required to work from 9.00am to 7.00 pm from Monday to Friday.		10.1.2	is guilty of any conduct which in the reasonable opinion of the Board brings him/her, the Company or any Group Company into disrepute; or
5.2	The Employee will be required to work beyond the normal working hours if instructed to do so by the Company or if necessary for the proper performance of his/her duties.		10.1.3
is convicted of any criminal offence punishable with 6 months or more imprisonment (excluding an offence under road traffic legislation in the Singapore or elsewhere for which he/she is not sentenced to any term of imprisonment whether immediate or suspended); or

5.3	Overtime pay for additional hours worked will be at the discretion of the Company.		10.1.4	commits any act of dishonesty whether relating to the Company, any Group Company, any of its or their employees, or otherwise; or
6.	Annual Leave		10.1.5	becomes bankrupt or makes any arrangement or composition with his/her creditors generally; or
6.1	The Employee will be given 15 days annual leave each year. The Employee may carry forward his/her unused leave for a maximum period of one calendar year. Any period of leave not taken within this period will be deemed to be forfeited.		10.1.6	is in the reasonable opinion of the Board incompetent in the performance of his/her duties.
7.	Other Leave of Absence	10.2	The Company reserves the right at any time in its absolute discretion to make a payment of salary in lieu of all or any part of the Employee’s entitlement to notice.
7.1	Medical Leave: If the Employee is absent from work due to sickness or injury, the Employee must provide the Company with a medical certificate.	10.3	At any time after serving or receiving notice to terminate this Agreement, the Company may elect to suspend the Employee from the performance of all or any of his/her duties and:
7.2	The Employee will be given 15 days paid medical leave per calendar year (from January to December) based on the medical certificates provided to the Company. The Employee shall not carry forward such medical leave		10.3.1
require him/her to return or destroy all documents computer disks and tapes and other media in his possession which contains or refers to confidential information of the Company or any Group Company;

require him/her not, without the consent of the Board, to engage in any contact with any customer, supplier, employee, officer, agent or adviser of the Company or any Group Company in relation to any matter which touches and concerns any of the business(es) of the Company or any Group Company.

8.	Medical Benefits		10.3.2
8.1	A Company Group Medical Scheme is currently under review and details will follow.
9.	Intellectual Property, Confidentiality and Non-Competition Deed
9.1	As a condition of his/her appointment, the Employee agrees to be bound by the terms of the Intellectual Property, Confidentiality and Non-Competition Deed.

11.	General

11.1	The provisions of the Company’s standard terms and conditions of employment (as amended from time to time) shall be terms of the Employee’s employment except to the extent that they are inconsistent with this Agreement.	11.3
The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after termination and shall be without prejudice to any accrued rights or remedies of the parties.

11.2	This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group Companies and the Employee (which shall be deemed to have been terminated by mutual consent).	11.4	This Agreement shall be governed by and construed in accordance with Singapore law.

The Employee Signed by Ravi Ramakrishna Signature /s/ Ravi Ramakrishna Date 14/05/2014	The Company Signed by Niraj Goel for and on behalf of Clone Algo Pte Ltd Signature /s/ Niraj Goel Date 14/05/2014